Exhibit 99.1

Joint Filing Agreement

Dated: August 14, 2025

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Statement on Schedule 13G referred to below) on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Hotel101 Global Holdings Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands, and that this agreement (“Agreement”) may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first above written.

DoubleDragon Corporation

By:	/s/ Ferdinand J. Sia
Name:	Ferdinand J. Sia
Title:	Director

[Signature Page to Joint Filing Agreement]

DDPC Worldwide Pte. Ltd.

By:	/s/ Marriana Henares Yulo
Name:	Marriana Henares Yulo
Title:	Director

[Signature Page to Joint Filing Agreement]

Hotel101 Worldwide Private Limited

By:	/s/ Marriana Henares Yulo
Name:	Marriana Henares Yulo
Title:	Director

[Signature Page to Joint Filing Agreement]

By:	/s/ Edgar J. Sia II
Edgar J. Sia II

[Signature Page to Joint Filing Agreement]

By:	/s/ Tony Tan Caktiong
Tony Tan Caktiong

[Signature Page to Joint Filing Agreement]